Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Carolina First Corporation of our report dated February 19, 1999 except as to the pooling of interests described in Note 2 which date is April 9, 1999, relating to the financial statements, which appear in Anchor Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Columbia, South Carolina
March 14, 2000